Exhibit 10.6

STOCK OPTION

Granted by

NORTHFIELD BANCORP, INC.

under the

NORTHFIELD BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2014 Equity Incentive Plan (the “Plan”) of Northfield Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.    Name of Participant: ___________________
2.        Date of Grant: May 27, 2015
3.        Exercise Price per Share:    $ $14.76
4.        Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:
______________ (subject to adjustment pursuant to item 10 hereof). The Option will be an Incentive Stock Option to the maximum extent permitted under the tax laws, which means that up to $100,000 of Options that vest in any one calendar year will be Incentive Stock Options (based on the exercise price of the Option).
Example: A participant is granted 140,000 Options that vest in equal installments of 28,000 Options per year over a 5 year period. The exercise price is $10.89, which is equal to the fair market value of the stock on the date of grant. Since $10.89 multiplied by 28,000 (the number of Options that vest each year) is $304,920.00, some of the Options that vest each year will not be Incentive Stock Options. Based on a $10.89 exercise price, the maximum number of Incentive Stock Options that can vest for any one year is 9,182 ($100,000 ÷ $10.89 = 9,182 (fractional shares are not included)). The remainder will be Non-Statutory Stock Options.
Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you in this Agreement that vest in a calendar year will be aggregated with any earlier Option Award that you received that vest in the same calendar year. If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior Option Award, all Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Statutory Stock Options.

5.	Expiration Date of Option: May 27, 2025, subject to earlier expiration due to Termination of Service.

6.
Vesting Schedule. Except as provided in item 10 of this Agreement, the Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following (unless sooner vested in accordance with the terms of this Award Agreement):

Percentage of Option Vested	Number of Shares Available for Exercise	Vesting Date
20% 20% 20% 20% 20%	###___### ###___### ###___### ###___### ###___###	May 27, 2016 May 27, 2017 May 27, 2018 May 27, 2019 May 27, 2020

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Section 2.6, 2.9 and 4.1 of the Plan (in the event of death or Disability or Involuntary Termination following a Change in Control).
7.    Exercise Procedure. This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee.
8.    Delivery of Shares.

8.1
Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.    Change in Control.

9.1
Notwithstanding any other Section of this Award Agreement to the contrary, in the event of the Participant’s Involuntary Termination either (i) following a Change in Control or (ii) within 36 months following a Merger of Equals (as defined below), all Stock Option Awards subject to this Agreement will become fully vested as of the date of termination.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.3
A “Merger of Equals” shall be deemed to have occurred at such time as (i) a plan of reorganization, merger, consolidation or similar transaction (collectively, a “Merger”) is consummated in which the Bank or the Company is the resulting or surviving institution or corporation, and (ii) as part of such Merger (A) the Company issues

30% or more of its outstanding common stock to one or more persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who immediately prior to the completion of the Merger were stockholders of the institution or company that merges into or combines with the Bank or the Company, and (B) less than 60% of the members of the Board of Directors of the Company immediately after the completion of the Merger consists of persons who were members of the Board of Directors of the Company immediately prior to the completion of the Merger. Notwithstanding the foregoing, a Merger of Equals shall not include (a) the formation of a joint venture; (b) the acquisition of an asset or a group of assets that does not constitute a business; or (c) a combination of entities or businesses under common control. Notwithstanding anything in this Agreement or the Plan to the contrary, for purposes of a Merger of Equals, the term “Involuntary Termination” shall not include termination of employment by an Employee Participant for Good Reason due to a material diminution in his or her authority, duties or responsibilities, as described in Section 8.1(t)(ii) of the Plan.

10.    Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.
To the extent the Participant no longer serves as as an employee but continues in Service as a non-employee director, the Participant shall forfeit a number of Option Awards from each installment that would vest after his termination of employment (but continuation of Service as a non-employee director), equivalent to the difference between the number of Option Awards the Participant received as an employee and the Option Awards the Participant would have received if the Participant had been a non-employee director on the date of grant. In the event the termination of employment occurs during a vesting period, the amount forfeited would be pro-rated to take into account the period of Service during such vesting period that the employee served as an employee. The non-forfeited portion of the Option Award would continue to vest in accordance with the schedule set forth above in item 6 for so long as the Participant remains in the Service of the Company. For the avoidance of doubt as to the manner in which this reduction in Option Awards would be applied, please refer to Exhibit B attached hereto.
11.    Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following provisions:

11.1
Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year following Termination of Service due to death or the remaining unexpired term of the Option, if less.

11.2
Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one year following Termination of Service due to Disability or the remaining unexpired term of the Option, if less.

11.3
Retirement. If the Participant’s Service terminates due to Retirement, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year following Termination of Service due to Retirement or the remaining unexpired term of the Option, if less. All unvested Options will be forfeited.

11.4	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options that have not been exercised will expire and be forfeited.

11.5
Other Termination. In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Retirement or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier. All unvested Options will be forfeited. To the extent the Participant no longer serves as an employee but continues in Service as a non-employee director, the Participant shall forfeit a number of Option Awards from each installment that would vest after his termination of employment (but continuation of Service as a non-employee director), equivalent to the difference between the number of Option Awards the Participant received as an employee and the Option Awards the Participant would have received if the Participant had been a non-employee director on the date of grant. In the event the termination of employment occurs during a vesting period, the amount forfeited would be pro-rated to take into account the period of Service during such vesting period that the employee served as an employee. The non-forfeited Option Awards will continue to vest in accordance with the schedule set forth above in item 6. For the avoidance of doubt as to the manner in which this reduction in Option Awards would be applied, please refer to Exhibit B attached hereto.

11.6
Incentive Option Treatment. The Incentive Stock Options granted hereunder are subject to the requirements of Section 421 of the Internal Revenue Code. No Option will be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination of employment (except in the case of termination of employment due to Disability). In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three months of the Participant’s termination of employment.

12.    Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
Except as otherwise provided by the Committee, Incentive Stock Options under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an Incentive Stock Option as of the day of such transfer.

12.4	This Option will be governed by and construed in accordance with the laws of the State of New Jersey.

12.5	The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

12.6
An Option that is exercised as an Incentive Stock Option is not subject to ordinary income taxes so long as it is held for the requisite holding period, e.g., two (2) years from the date of grant of the Option and one (1) year from the date of exercise, whichever is later. A Non-Qualified Stock Option will be subject to income tax withholding at the time of exercise. Upon the exercise of a Non-Statutory Stock Option, the Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of shares of Stock subject to the Non-Qualified Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock.

12.7	This Option Award, or any portion of this Option Award, is subject to forfeiture in accordance with the requirements of Section 7.17 of the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
NORTHFIELD BANCORP, INC.
By:
Its:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2014 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.
PARTICIPANT

Schedule

The above form of Stock Option Agreement was signed by John W. Alexander, Chairman and Chief Executive Officer (225,000 shares), and Steven M. Klein, President and Chief Operating Officer (135,000 shares).

EXHIBIT A

NOTICE OF EXERCISE OF OPTION
(BY EMPLOYEE)

I hereby exercise the stock option (the “Option”) granted to me by Northfield Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Northfield Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_______ per share.

I wish to pay the purchase price by (check one or more, as applicable):
[Any payment to be delivered must accompany this Notice of Exercise of Option]

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___
A “net settlement” of the Option whereby I direct the Company to withhold a sufficient number of shares to satisfy the purchase price. [ ] Withhold a sufficient number of shares to pay minimum required taxes [ ] Calculate minimum required withholding and I will submit payment.

___	A check (personal, certified or cashier’s) in the sum of $_______ and stock of the Company with a fair market value of $______, in full payment of the purchase price.*

___
Please sell ______ shares from my Option shares through my broker in full/partial payment of the purchase price. If my broker requires additional forms in order to consummate this “broker cashless exercise,” I have included them with this election.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___    investment
___    resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.
Date: ____________, _____.        _________________________________________
Participant’s signature

*    If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having been exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B

EXAMPLE:    Assume the employee is granted 500,000 Option Awards on July 1, 2014. The Option Award vests at the rate of 20% per year (i.e., 100,000 shares per year) commencing one year from the date of grant. Also assume each director is granted 100,000 Option Awards on July 1, 2014 and that each director’s awards vest at the rate of 20% per year (i.e., 20,000 shares per year) commencing one year from the date of grant. Further assume that the employee resigns as an employee, effective December 31, 2016, but continues in the service of the Company as a member of the Board. At the time of the employee’s resignation, the employee would have vested in an aggregate of 200,000 Option Awards (on July 1, 2015 and July 1, 2016). The employee’s resignation occurs six months into the third vesting year. Accordingly, on July 1, 2017, the former employee would vest in 60,000 Option Awards, calculated as follows:
100,000 Option Awards (employee grant) x 6/12 (July – December) = 50,000
20,000    Option Awards (director grant) x 6/12 (January through June) = 10,000

Further, the former employee would forfeit 80,000 Option Awards from each of the installments vesting July 1, 2018 and July 1, 2019. The effect of this is that the former employee would vest in a number of Stock Options during the two years in which he performed no services as an employee equal to the same number of Stock Options in which the other non-employee directors vest for such years.